Gentlemen,

I have been in the background for several years now and have not had the time to work on this board as I feel is necessary to do a proper job.

I hereby tender my resignation, and will be available in Wetaskiwin at 780-312-2676 should you require an extra vote on an important issue that is before the board today.

It has been a pleasure working with all of you and I wish you every success with Wescorp, hopefully in the near future.

Alfred Comeau, P.Eng,